Exhibit 99.1

Argus Professional Storage Management, LLC to Combine with SmartStop Self Storage REIT, Inc.

LADERA RANCH, CALIF. and TUCSON, ARIZ.– September 24, 2025 – SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), an internally managed real estate investment trust and a premier owner and operator of self-storage facilities in the United States and Canada, announced a significant milestone in its growth strategy with the signing of a contribution agreement for Argus Professional Storage Management (“APSM”), the sixth largest (and second largest independent) self-storage third-party management company in the U.S., according to Inside Self Storage, to combine with SmartStop. Together, SmartStop and APSM will own or manage over 460 self-storage properties in North America. The transaction is expected to close in October 2025, subject to customary closing conditions.

“We are very excited to announce this strategic combination, which expedites SmartStop’s expansion into third-party management in a manner that we believe will be immediately accretive to SmartStop’s FFO as Adjusted,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Perhaps more importantly, we are doing so with an absolutely top-notch entrepreneurial partner managing a portfolio with sizeable geographic overlap to our existing portfolio. APSM has earned a strong reputation for integrity and performance within the self-storage industry, and we are proud to join our two great companies. By combining Argus’ presence in the property management space with our innovative technology-driven platform, we can provide storage owners with a differentiated offering that is both flexible and powerful. Likewise, we believe that our entrepreneurial roots make us a terrific partner for owners both in the U.S. and Canada.”

“This is a game-changing deal for the self-storage industry,” said Ben Vestal, Chief Executive Officer of APSM. “This merger will create a best-in-class operating and management platform. SmartStop’s entrepreneurial approach along with its robust technology will allow APSM to continue to provide its clients with the flexibility they value while tapping into an industry-leading platform. The two companies’ cultures are very similar, with an emphasis on putting the client’s investment goals and objectives first. This merger will create the first entrepreneurial-minded, industry leading operating platform in self-storage.”

SmartStop will continue to embrace APSM’s entrepreneurial and collaborative approach to third-party management designed to meet the needs of independent storage owners and will be expanding that offering to three distinct partnership options:

1.
SmartStop – a traditional SmartStop-branded strategy,
2.
SmartStop Legacy – an option in which partners maintain their existing brand, but operate on SmartStop’s website and the SmartStop Platform, and
3.
Full Private Label – a fully white label solution that fully preserves the existing brand identity from top to bottom, while running on the SmartStop Platform.

This flexible model empowers storage entrepreneurs to engage with SmartStop on their own terms, while gaining the advantages of SmartStop’s industry-leading technology, that drives operational efficiency, dynamic pricing, and comprehensive marketing. Additionally, SmartStop will offer customized bridge lending opportunities, providing further flexibility and liquidity to its partners. SmartStop’s collaborative approach to third-party management emphasizes independence and flexibility, tailoring solutions to each partner’s goals.

Advisors:

BMO Capital Markets Corp. is acting as SmartStop's exclusive financial advisor in connection with the transaction. Nelson Mullins Riley & Scarborough LLP is providing legal counsel to SmartStop, and Fennemore Craig, P.C. is providing legal counsel to APSM.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA) is a self-managed REIT with a fully integrated operations team of more than 600 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of September 24, 2025, SmartStop has an owned or managed portfolio of 236 operating properties in 23 states, the District of Columbia, and Canada, comprising approximately 170,500 units and 19.1 million rentable square feet. SmartStop and its affiliates own or manage 49 operating self-storage properties in Canada, which total approximately 41,800 units and 4.2 million rentable square feet.

About Argus Professional Storage Management (APSM):

Argus Professional Storage Management (APSM) is the second largest exclusively third-party management company in the self-storage industry. APSM manages 227 stores across 26 states (as of September 24, 2025), encompassing approximately 16.6 million rental square feet, 102,000 units. APSM generates more than $150 million of revenue per year for its third-party management stores and annually completes more than $10 million in capital improvements for its clients. Founded in 2012, APSM is headquartered in Tucson, Arizona, with corporate offices in Phoenix, Arizona; Denver, Colorado; and Dallas, Texas.

Contact:

David Corak

SVP of Corporate Finance and Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

Jason Christley

Director, Marketing & Communications

Argus Professional Storage Management

jasonc@proselfstorage.com

Caution About Forward-Looking Statements

Certain of the matters discussed in this press release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words and expressions of the future or otherwise regarding the outlook for APSM’s, SmartStop’s or the combined company’s future businesses and financial performance and/or the performance of the self storage industry and economy in general (or the negative of such terms or other comparable terminology), or by discussions of strategy.

Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction between APSM and SmartStop, including future financial and operating results (including the anticipated impact of the proposed transaction on SmartStop’s FFO as adjusted), statements related to the expected timing of the completion of the proposed transaction, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause the actual results, performance or achievements of APSM, SmartStop or the combined company to differ materially from those projected or anticipated, including, without limitation: (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to APSM’s business and to SmartStop’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of APSM’s and SmartStop’s respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the amount of the costs, fees, expenses and charges related to the transaction, (5) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the proposed transaction, (6) the failure of the closing conditions in the contribution agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the contribution agreement, (7) the dilution caused by the issuance of OP Units in the transaction, (8) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (9) risks related to management and oversight of the expanded business and operations of the combined company following the closing of the proposed transaction, (10) the possibility the combined company is subject to additional regulatory requirements as a result of the proposed transaction or expansion of the combined company’s business operations following the proposed transaction, including, without limitation, potential regulatory approval related to the sale of tenant insurance, (11) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against APSM, SmartStop or the combined company, and (12) general competitive, economic, political and market conditions and other factors that may affect future results of APSM and SmartStop.

All forward-looking statements are based upon our current expectations and various assumptions relating to APSM, SmartStop or the combined company. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. In addition, many of the factors referenced above are beyond the ability of APSM, SmartStop or the combined company’s to control or predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and are not intended to be a guarantee of our performance in future periods. We do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under the captions “Cautionary Note Regarding Forward-Looking Statements” and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by subsequent documents that we file from time to time with the SEC, including our Form 10-Qs and Form 8-Ks, copies of which may be obtained from our website at investors.smartstopselfstorage.com.